UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 Date of Report
                                  July 18, 2003


                        FARMERS CAPITAL BANK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Kentucky
                  --------------------------------------------
                  State or other jurisdiction of incorporation


         0-14412                                         61-1017851
----------------------------------------  ------------------------------------
(Commission File Number)                  (I.R.S. Employer Identification No.)


P.O. Box 309
Frankfort, Kentucky                                         40602
----------------------------------------  ------------------------------------
(Address of principle executive offices)                  (Zip Code)


               Registrant's telephone number, including area code:
                                 (502) 227-1600


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

Exhibit 99.1 - Press Release Dated July 18, 2003.



Item 9.  Regulation FD Disclosures

The following information is being furnished under Item 12 - Results of Operations and Financial Condition, of this Form 8-K in accordance with interim guidance issued by the SEC in release No. 33-8216.

On July 18, 2003 Farmers Capital Bank Corporation issued a press release announcing its earnings for the six months ended June 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Farmers Capital Bank Corporation



July 18, 2003                        By:  /s/ G. Anthony Busseni
                                          -------------------------------------
                                          G. Anthony Busseni
                                          President and Chief Executive Officer

                                  Exhibit 99.1
                       Press Release Dated July 18, 2003

                                  NEWS RELEASE
                                  July 18, 2003

         Farmers Capital Bank Corporation Announces Six Months Earnings

Frankfort, Kentucky - Farmers Capital Bank Corporation reported net income of $6,619,000 for the six months ended June 30, 2003, a decrease of $479,000 or 6.7% compared to $7,098,000 reported for the six months ended June 30, 2002. Basic and diluted net income per share were $0.98 for the current six months, a decrease of $.05 or 4.9% and $.04 or 3.9%, respectively. For the three months ended June 30, 2003, net income was $3,026,000, a decrease of $290,000 or 8.7% compared to $3,316,000 for the same period in 2002. On a basic and diluted per share basis, net income was $0.45 for the current three months ended June 30, 2003, a decrease of $.03 or 6.3% compared to the prior year.

The decrease in net income for the three and six months ended June 30, 2003 is primarily attributed to a decrease in net interest income. Net interest income decreased $695,000 or 7.0% and $798,000 or 4.0% in the current three and six months, respectively, compared to the same periods in 2002. Net interest income for the current quarter and six month periods declined mainly as a result of continued declines in the overall market interest rate environment. Interest rates earned on earning assets have declined more rapidly than the interest rates paid on interest paying liabilities since many of the Company's funding sources, particularly deposits, have approached their repricing floors.

The provision for loan losses decreased $637,000 or 64.5% and $373,000 or 33.6% in the three and six month comparisons. Higher provisions in the second quarter of 2002 related to a group of nonperforming constructions loans secured by residential real estate led to the decrease.

Total noninterest income increased $337,000 or 8.1% and $382,000 or 4.6% in the three and six month comparisons despite lower gains reported on the sale of investment securities of $399,000 and $849,000 in the current three and six month reporting periods. Income from the purchase of company-owned life insurance, instituted in the first quarter of 2003 to offset the rising costs of the Company's employee benefits plans, totaled $408,000 and $673,000 for the current three and six months. Gains on the sale of mortgage loans also increased $233,000 and $327,000 in the comparisons as the low interest rate environment continues to fuel the Company's secondary market mortgage loan originations.

Offsetting the increase in noninterest income were increases in noninterest expenses totaling $777,000 or 8.9% for the current three months and $879,000 or 5.0% for the current six months. Noninterest expense increased primarily due to an increase in salaries and employee benefits of $412,000 or 8.6% for the current three months and $330,000 or 3.3% for the current six months. These increases relate primarily to employee benefits and normal salary increases. An increase in correspondent banking fees totaling $187,000 and $301,000 for the three and six month comparison, respectively, also contributed to the increase in noninterest expenses. The effective income tax rate declined 220 basis points to 22.4% for the three months ended June 30, 2003 and 243 basis points to 23.0% for the six months ended June 30, 2003 compared to the same periods a year earlier.

Farmers Capital Bank Corporation is a financial holding company headquartered in Frankfort, Kentucky. The Company operates 23 banking locations in 13 communities throughout Kentucky, a leasing company, a data processing company, and an insurance company. Its stock is publicly traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) SmallCap Market tier, under the symbol: FFKT.

CONSOLIDATED FINANCIAL HIGHLIGHTS
(In thousands except per share data)
----------------------------------------------------------------------------------------------------------------------------
                                                                Three Months Ended                  Six Months Ended
                                                                      June 30,                          June 30,
                                                                  2003               2002             2003             2002
----------------------------------------------------------------------------------------------------------------------------
Interest income                                              $  14,357          $  16,555      $    29,865      $    33,503
Interest expense                                                 5,116              6,619           10,572           13,412
----------------------------------------------------------------------------------------------------------------------------
   Net interest income                                           9,241              9,936           19,293           20,091
----------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                                          351                988              736            1,109
----------------------------------------------------------------------------------------------------------------------------
   Net interest income after provision  for loan  losses         8,890              8,948           18,557           18,982
----------------------------------------------------------------------------------------------------------------------------
Noninterest income                                               4,478              4,141            8,644            8,262
Noninterest expenses                                             9,468              8,691           18,607           17,728
----------------------------------------------------------------------------------------------------------------------------
   Income before income tax expense                              3,900              4,398            8,594            9,516
----------------------------------------------------------------------------------------------------------------------------
Income tax expense                                                 874              1,082            1,975            2,418
----------------------------------------------------------------------------------------------------------------------------
   Net income                                                 $  3,026           $  3,316      $     6,619      $     7,098
----------------------------------------------------------------------------------------------------------------------------

Per common share:
Net income - basic                                            $   0.45           $   0.48      $      0.98      $      1.03
Net income - diluted                                              0.45               0.48             0.98             1.02
Cash dividend declared                                            0.32               0.31             0.64             0.62


----------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                                                      $   138,303      $   244,591
Investment securities                                                                              326,989          299,132
Loans, net of allowance of $11,155 (2003) and $11,026 (2002)                                       731,757          684,200
Other assets                                                                                        62,957           38,175
----------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                   $ 1,260,006      $ 1,266,098
----------------------------------------------------------------------------------------------------------------------------

Deposits                                                                                       $   980,361      $   940,743
Federal funds purchased and securities sold under
   agreements to repurchase                                                                         73,639          145,443
Other borrowings                                                                                    68,547           45,840
Other liabilities                                                                                   11,268            9,235
----------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                                1,133,815        1,141,261
----------------------------------------------------------------------------------------------------------------------------

Shareholders' equity                                                                               126,191          124,837
----------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity                                                     $ 1,260,006      $ 1,266,098
----------------------------------------------------------------------------------------------------------------------------

End of period book value per share1                                                            $     18.79      $     18.19
End of period share value                                                                            31.96            35.25
End of period dividend yield2                                                                          4.01%            3.52%

AVERAGES FOR THE SIX MONTHS ENDED JUNE 30,                                                            2003             2002
----------------------------------------------------------------------------------------------------------------------------
Assets                                                                                         $ 1,242,051      $ 1,203,254
Deposits                                                                                           967,259          931,291
Loans, net of unearned interest                                                                    739,127          690,242
Shareholders' equity                                                                               124,969          124,139

Weighted average shares outstanding - basic                                                          6,743            6,895
Weighted average shares outstanding - diluted                                                        6,781            6,943

Return on average assets                                                                               1.07%            1.19%
Return on average equity                                                                              10.68%           11.53%
------------------------------------------------------------------------------------------------------------------------------
1Represents total equity divided by the number of shares outstanding at the end of the period.
2Represents current annualized dividend declared divided by the end of period share value.